CEC ANNOUNCES 1Q16 RESULTS …PG 1

Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS RESULTS FOR FIRST QUARTER 2016

Total operating income of $7.0 million vs prior quarter operating loss of $24.4 million,

reflects strong execution against the Company’s strategic initiative

Schaumburg, Ill. (May 4, 2016) – Career Education Corporation (NASDAQ: CECO) today reported operating and financial results for the first quarter of 2016.

Consolidated Results:

•	Operating income improved to $7.0 million for the current year quarter as compared to an operating loss of $24.4 million for the prior year quarter
•	Achieved consolidated adjusted EBITDA of $13.2 million compared to a loss of $11.8 million in the prior year quarter (see reconciliation of GAAP to non-GAAP items attached to this press release)
•	First quarter cash used in operating activities was $10.6 million, an improvement versus cash usage of $20.2 million in the first quarter of 2015
•	Ended the quarter with $189.5 million in cash, cash equivalents, restricted cash and available-for-sale short-term and long-term investments, net of borrowings

University Business Highlights:

•	University Group revenue increased by 4.9 percent year-over-year
•	University Group operating income increased by $9.4 million to $21.1 million, primarily driven by increased revenue and improved efficiency in its operations
•	Achieved adjusted EBITDA of $20.2 million for the University Group and Corporate compared to $11.3 million in the prior year quarter
•	Total University Group enrollments increased slightly as compared to the prior year quarter

“Our first quarter results reflect a continuation of the trends we witnessed at the end of last year, and position us well to continue to successfully execute on our strategy for the remainder of 2016 and beyond. Improved efficiency in operations, maintaining overall University Group total enrollments and in-line performance of teach-outs, resulted in improvement of year-over-year financial performance,” said Todd Nelson, President and Chief Executive Officer. “Overall, we are executing well against our strategic initiatives and we remain confident in the outlook we provided last quarter. Our priorities for the near-term will continue to be focused on improving the strength of our University platform with investments in technology and resources which we believe will further enhance student retention and outcomes.”

CEC ANNOUNCES 1Q16 RESULTS …PG 2

REVENUE

For the first quarter of 2016, total revenue was $198.9 million, a 12.4 percent decrease from $227.0 million for the first quarter of 2015. Total revenue for the University Group was $144.9 million for the first quarter of 2016 compared to $138.2 million for the first quarter of 2015, an increase of 4.9 percent.

Revenue ($ in thousands)	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015
CTU	$91,966	$91,481	$85,433	$86,174	$85,127
AIU	52,973	45,871	50,688	52,024	53,066
Total University Group	144,939	137,352	136,121	138,198	138,193
Corporate and Other	—	40	39	39	39
Subtotal	144,939	137,392	136,160	138,237	138,232
Culinary Arts (1)	38,623	42,020	41,410	42,048	44,712
Transitional Group (1)	15,324	20,535	25,914	36,543	44,070
Total	$198,886	$199,947	$203,484	$216,828	$227,014

(1)

Teach-out campuses included in the Transitional Group no longer enroll new students. The Culinary Arts campuses were announced for teach-out during December 2015 and ceased enrolling new students in January 2016.

TOTAL AND NEW STUDENT ENROLLMENTS

For the first quarter of 2016, total student enrollments for the University Group were 33,900, compared to 33,800 in the prior year quarter.  New student enrollments for the University Group were 9,630 compared to 10,130 in the prior year quarter. The Company believes that continued focus on student retention has contributed to the slight increase in University Group total student enrollment as compared to the prior year.

Total Student Enrollment	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015
CTU	21,300	21,300	20,600	20,600	20,300
AIU	12,600	10,600	10,800	10,700	13,500
Total University Group	33,900	31,900	31,400	31,300	33,800
Culinary Arts	6,900	7,800	9,200	7,800	8,800
Transitional Group	2,500	3,500	5,200	7,000	9,500
Total	43,300	43,200	45,800	46,100	52,100

New Student Enrollments	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015
CTU	4,770	5,710	5,470	5,670	5,040
AIU	4,860	3,050	2,980	2,280	5,090
Total University Group	9,630	8,760	8,450	7,950	10,130
Culinary Arts (1)	930	690	3,290	1,450	2,040
Transitional Group (1)	60	90	510	830	1,830
Total	10,620	9,540	12,250	10,230	14,000

(1)

Teach-out campuses within the Transitional Group and Culinary Arts no longer enroll new students, effective upon their teach-out announcement; students who re-enter after 365 days are reported as new student enrollments. For Culinary Arts, teach-outs announced in December 2015 were effective beginning after the January 2016 new enrollment.

CEC ANNOUNCES 1Q16 RESULTS …PG 3

OPERATING INCOME (LOSS)

For the first quarter of 2016, operating income of $7.0 million improved 128.7 percent compared to an operating loss of $24.4 million in the prior year quarter. Total University Group operating income increased to $21.1 million from $11.7 million in the prior year quarter, an increase of 80.3 percent. This increase in operating income was primarily driven by increased revenue and improved efficiency in operations.

Operating Income (Loss) ($ in thousands)	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015
CTU	$19,237	$30,001	$18,616	$24,263	$14,616
AIU	1,907	1,538	1,695	5,174	(2,887)
Total University Group	21,144	31,539	20,311	29,437	11,729
Corporate and Other	(5,812)	(6,331)	(8,040)	(7,036)	(5,860)
Subtotal	15,332	25,208	12,271	22,401	5,869
Culinary Arts (1)	3,106	(14,065)	(33,195)	(10,560)	243
Transitional Group (2)	(11,459)	(15,072)	(23,065)	(31,733)	(30,470)
Total	$6,979	$(3,929)	$(43,989)	$(19,892)	$(24,358)

(1)	Asset impairment charges of $9.0 million, $33.4 million and $9.7 million were recorded during the fourth quarter of 2015, third quarter of 2015 and second quarter of 2015, respectively.
(2)	Asset impairment charges of $0.2 million, $1.7 million and $6.0 million were recorded during the fourth quarter of 2015, second quarter of 2015 and first quarter of 2015, respectively.

CEC ANNOUNCES 1Q16 RESULTS …PG 4

ADJUSTED EBITDA

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its operations. (See tables below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

As shown in the table below, for the first quarter of 2016, adjusted EBITDA for the University Group and Corporate was $20.2 million representing an increase of 78.1 percent, or $8.9 million, compared to the first quarter of 2015. Adjusted EBITDA for the Transitional Group, Culinary Arts and discontinued operations improved to negative $7.0 million for the first quarter of 2016 from negative $23.1 million for the first quarter of 2015, representing an improvement of 69.8 percent, or $16.2 million.

Adjusted EBITDA ($ in thousands)	Q1 2016	Q4 2015 (4)	Q3 2015 (4)	Q2 2015 (4)	Q1 2015 (4)
University Group and Corporate:
Pre-tax income (loss) from continuing operations	$7,225	$(4,292)	$(44,656)	$(20,750)	$(24,740)
Transitional Group pre-tax loss	11,316	15,182	23,724	32,624	30,470
Culinary Arts pre-tax (income) loss	(3,107)	14,065	33,171	10,532	(250)
Interest (income) expense, net (1)	(28)	87	7	(52)	2
Depreciation and amortization (1)	3,103	3,318	3,454	3,956	4,361
Legal settlements (1)	—	200	—	—	—
Stock-based compensation (1)	544	404	983	530	940
Asset impairments (1)	237	507	—	—	—
Unused space charges (1) (2)	909	114	(385)	(348)	556
Adjusted EBITDA--University Group and Corporate	$20,199	$29,585	$16,298	$26,492	$11,339

Memo: Advertising Expenses (1)	$43,966	$33,431	$46,194	$34,258	$50,587

Transitional Group, Culinary Arts and Discontinued Operations:
Pre-tax loss from discontinued operations	$(126)	$(512)	$(544)	$(720)	$(352)
Transitional Group pre-tax loss	(11,316)	(15,182)	(23,724)	(32,624)	(30,470)
Culinary Arts pre-tax income (loss)	3,107	(14,065)	(33,171)	(10,532)	250
Interest income, net (3)	(1)	—	—	—	—
Loss on sale of business (3)	—	161	715	917	—
Depreciation and amortization (3)	3,466	1,759	2,508	3,231	2,351
Legal settlements (3)	—	—	—	(166)	1,485
Asset impairments (3)	—	9,171	33,446	11,372	6,019
Unused space charges (2) (3)	(2,108)	(2,002)	7,174	(2,305)	(2,424)
Adjusted EBITDA--Transitional, Culinary Arts and Discontinued Operations	$(6,978)	$(20,670)	$(13,596)	$(30,827)	$(23,141)
Consolidated Adjusted EBITDA	$13,221	$8,915	$2,702	$(4,335)	$(11,802)

(1)	Quarterly amounts relate to the University Group and Corporate
(2)	Unused space charges represent the net present value of remaining lease obligations less an estimated amount for sublease income as well as the subsequent accretion of these charges
(3)	Quarterly amounts relate to Transitional Group, Culinary Arts and discontinued operations
(4)

Previously disclosed adjusted EBITDA included an adjustment related to revenue recognition as a result of a cumulative adjustment which was recorded during the fourth quarter of 2014. This adjustment was removed because all periods presented are now comparable in this regard and therefore management no longer views it as a material adjustment.

CEC ANNOUNCES 1Q16 RESULTS …PG 5

BALANCE SHEET AND CASH FLOW

Net cash used in operating activities for the first quarter was $10.6 million, an improvement versus cash usage of $20.2 million in the first quarter of 2015. The Company’s continued focus on improving operating efficiencies and the completion of teach-outs drove the improvement in cash usage for the current year quarter as compared to the prior year quarter.

As of March 31, 2016 and March 31, 2015, cash, cash equivalents, restricted cash and available-for-sale short-term and long-term investments, net of borrowings totaled $189.5 million and $213.7 million, respectively.

Consolidated Cash ($ in thousands)	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015
Consolidated Cash, Cash Equivalents, Restricted Cash and Available-For-Sale Short-Term Investments (1)	$182,130	$231,641	$199,418	$196,730	$206,365
Available-For-Sale Long-Term Investments (2)	7,374	7,374	7,374	7,374	7,374
Borrowings (3)	-	38,000	-	-	-
Consolidated Cash, Cash Equivalents, Restricted Cash and Available-For-Sale Short-Term and Long-Term Investments, net of Borrowings (1) (2)	$189,504	$201,015	$206,792	$204,104	$213,739

Cash Flow from Operations ($ in thousands)
Cash Flow from Operations	$(10,610)	$(683)	$5,592	$(6,419)	$(20,176)

(1)	Consolidated cash, cash equivalents, restricted cash and available-for-sale short-term investment balances are quarter end balances and include both continuing and discontinued operations.
(2)	Available-for-sale long-term investment balances are included within non-current other assets on our condensed consolidated balance sheets.
(3)

Cash, cash equivalents, restricted cash and available-for-sale short-term investment balances for the fourth quarter of 2015 include $38.0 million of restricted cash related to cash-collateralized borrowings under the Credit Agreement.

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Wednesday, May 4, 2016 at 5:30 p.m. Eastern time to discuss its first quarter 2016 results. Interested parties can access the live webcast of the conference call and the related presentation materials at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 844-378-6484 (domestic) or 412-542-4179 (international). Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website.

ABOUT CAREER EDUCATION CORPORATION

Career Education’s academic institutions offer a quality education to a diverse student population in a variety of disciplines through online, campus-based and hybrid learning programs. Our two universities – American InterContinental University (“AIU”) and Colorado Technical University (“CTU”) – provide degree programs through the master’s or doctoral level as well as associate and bachelor’s levels. Both universities predominantly serve students online with career-focused degree programs that are designed to meet the educational demands of today’s busy adults. AIU and CTU continue to show innovation in higher education, advancing new personalized learning technologies like their intellipath™ adaptive learning platform that allow students to more efficiently pursue earning a degree by receiving course credit for knowledge they can already demonstrate. Career Education is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce.

A listing of individual campus locations and web links to Career Education’s institutions can be found at www.careered.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “position us” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation

CEC ANNOUNCES 1Q16 RESULTS …PG 6

to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment; increased competition; negative trends in the real estate market which could impact the costs related to teaching out campuses and the success of our initiatives to reduce our real estate obligations; our ability to achieve anticipated cost savings and business efficiencies; rulemaking by the U.S. Department of Education or any state and increased focus by Congress, the President and governmental agencies on, or increased negative publicity about, for-profit education institutions; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the gainful employment, 90-10 and financial responsibility standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of management changes; our ability to successfully defend litigation and other claims brought against us; and changes in the overall U.S. or global economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and its subsequent filings with the Securities and Exchange Commission.

###

CONTACT

Investors:

Alpha IR Group

Sam Gibbons or Chris Hodges

(312) 445-2870

CECO@alpha-ir.com

Or

Media:

Career Education Corporation

(847) 585-2600

media@careered.com

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$47,536	$66,919
Restricted cash	11,735	49,821
Short-term investments	122,859	114,901
Total cash and cash equivalents, restricted cash and short-term investments	182,130	231,641

Student receivables, net	27,746	31,618
Receivables, other, net	4,375	5,194
Prepaid expenses	14,167	14,380
Inventories	2,505	3,353
Other current assets	2,331	2,523
Assets of discontinued operations	225	254
Total current assets	233,479	288,963

NON-CURRENT ASSETS:
Property and equipment, net	52,596	58,249
Goodwill	87,356	87,356
Intangible assets, net	9,100	9,300
Student receivables, net	3,686	3,958
Deferred income tax assets, net	137,716	137,716
Other assets	17,552	16,562
Assets of discontinued operations	8,751	8,811
TOTAL ASSETS	$550,236	$610,915

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$-	$38,000
Accounts payable	18,579	25,906
Accrued expenses:
Payroll and related benefits	30,139	38,789
Advertising and production costs	14,308	11,788
Income taxes	5,146	1,061
Other	21,966	24,082
Deferred tuition revenue	35,077	40,112
Liabilities of discontinued operations	9,784	13,067
Total current liabilities	134,999	192,805

NON-CURRENT LIABILITIES:
Deferred rent obligations	43,244	45,927
Other liabilities	22,508	25,197
Liabilities of discontinued operations	8,075	9,376
Total non-current liabilities	73,827	80,500

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	833	830
Additional paid-in capital	611,472	610,784
Accumulated other comprehensive loss	(364)	(880)
Accumulated deficit	(54,507)	(57,518)
Cost of shares in treasury	(216,024)	(215,606)
Total stockholders' equity	341,410	337,610
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$550,236	$610,915

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts and percentages)

	For the Quarter Ended March 31,
	2016	% of Total Revenue	2015	% of Total Revenue
REVENUE:
Tuition and registration fees	$197,785	99.4%	$225,691	99.4%
Other	1,101	0.6%	1,323	0.6%
Total revenue	198,886		227,014
OPERATING EXPENSES:
Educational services and facilities	61,538	30.9%	74,894	33.0%
General and administrative	123,563	62.1%	163,673	72.1%
Depreciation and amortization	6,569	3.3%	6,786	3.0%
Asset impairment	237	0.1%	6,019	2.7%
Total operating expenses	191,907	96.5%	251,372	110.7%
Operating income (loss)	6,979	3.5%	(24,358)	-10.7%
OTHER INCOME (EXPENSE):
Interest income	265	0.1%	160	0.1%
Interest expense	(236)	-0.1%	(162)	-0.1%
Miscellaneous income (expense)	217	0.1%	(380)	-0.2%
Total other income (expense)	246	0.1%	(382)	-0.2%
PRETAX INCOME (LOSS)	7,225	3.6%	(24,740)	-10.9%
Provision for (benefit from) income taxes	4,135	2.1%	(211)	-0.1%

INCOME (LOSS) FROM CONTINUING OPERATIONS	3,090	1.6%	(24,529)	-10.8%
Loss from discontinued operations, net of tax	(79)	0.0%	(352)	-0.2%
NET INCOME (LOSS)	3,011	1.5%	(24,881)	-11.0%

OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Foreign currency translation adjustments	193		-
Unrealized gain on investments	323		195
Total other comprehensive income	516		195
COMPREHENSIVE INCOME (LOSS)	$3,527		$(24,686)

NET INCOME (LOSS) PER SHARE - BASIC and DILUTED:
Income (loss) from continuing operations	$0.04		$(0.36)
Loss from discontinued operations	-		(0.01)
Net income (loss) per share	$0.04		$(0.37)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	68,155		67,534
Diluted	68,798		67,534

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Quarter Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$3,011	$(24,881)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Asset impairment	237	6,019
Depreciation and amortization expense	6,569	6,712
Bad debt expense	9,552	4,275
Compensation expense related to share-based awards	544	940
Loss on disposition of property and equipment	—	3
Changes in operating assets and liabilities:	(30,523)	(13,244)
Net cash used in operating activities	(10,610)	(20,176)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(36,004)	(15,259)
Sales of available-for-sale investments	28,189	14,754
Purchases of property and equipment	(876)	(3,369)
Payments of cash upon sale of businesses	(62)	—
Net cash used in investing activities	(8,753)	(3,874)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	147	174
Payment on borrowings	(38,000)	(10,000)
Change in restricted cash	38,086	9,000
Net cash provided by (used in) financing activities	233	(826)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	(253)	288

NET DECREASE IN CASH AND CASH EQUIVALENTS	(19,383)	(24,588)
DISCONTINUED OPERATIONS CASH ACTIVITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations, beginning of the period	—	—
Less: Cash balance of discontinued operations, end of the period	—	—
CASH AND CASH EQUIVALENTS, beginning of the period	66,919	93,832
CASH AND CASH EQUIVALENTS, end of the period	$47,536	$69,244

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended March 31,
	2016	2015
REVENUE:
CTU	$91,966	$85,127
AIU	52,973	53,066
Total University Group	144,939	138,193
Corporate and Other	—	39
Subtotal	144,939	138,232
Culinary Arts	38,623	44,712
Transitional Group	15,324	44,070
Total	$198,886	$227,014

OPERATING INCOME (LOSS):
CTU	$19,237	$14,616
AIU	1,907	(2,887)
Total University Group	21,144	11,729
Corporate and Other	(5,812)	(5,860)
Subtotal	15,332	5,869
Culinary Arts	3,106	243
Transitional Group	(11,459)	(30,470)
Total	$6,979	$(24,358)

OPERATING INCOME (LOSS) MARGIN:
CTU	20.9%	17.2%
AIU	3.6%	-5.4%
Total University Group	14.6%	8.5%
Corporate and Other	NM	NM
Subtotal	10.6%	4.2%
Culinary Arts	8.0%	0.5%
Transitional Group	-74.8%	-69.1%
Total	3.5%	-10.7%

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands)

Adjusted EBITDA	Q1 2016	Q4 2015 (7)	Q3 2015 (7)	Q2 2015 (7)	Q1 2015 (7)
University Group and Corporate:
Pre-tax income (loss) from continuing operations	$7,225	$(4,292)	$(44,656)	$(20,750)	$(24,740)
Transitional Group pre-tax loss	11,316	15,182	23,724	32,624	30,470
Culinary Arts pre-tax (income) loss	(3,107)	14,065	33,171	10,532	(250)
Interest (income) expense, net (2)	(28)	87	7	(52)	2
Depreciation and amortization (2)	3,103	3,318	3,454	3,956	4,361
Legal settlements (2) (3)	—	200	—	—	—
Stock-based compensation (2)	544	404	983	530	940
Asset impairments (2)	237	507	—	—	—
Unused space charges (2) (4)	909	114	(385)	(348)	556
Adjusted EBITDA--University Group and Corporate (5)	$20,199	$29,585	$16,298	$26,492	$11,339

Memo: Advertising Expenses (2)	$43,966	$33,431	$46,194	$34,258	$50,587

Transitional Group, Culinary Arts and Discontinued Operations:
Pre-tax loss from discontinued operations	$(126)	$(512)	$(544)	$(720)	$(352)
Transitional Group pre-tax loss	(11,316)	(15,182)	(23,724)	(32,624)	(30,470)
Culinary Arts pre-tax income (loss)	3,107	(14,065)	(33,171)	(10,532)	250
Interest income, net (6)	(1)	—	—	—	—
Loss on sale of business (6)	—	161	715	917	—
Depreciation and amortization (6)	3,466	1,759	2,508	3,231	2,351
Legal settlements (3) (6)	—	—	—	(166)	1,485
Asset impairments (6)	—	9,171	33,446	11,372	6,019
Unused space charges (4) (6)	(2,108)	(2,002)	7,174	(2,305)	(2,424)
Adjusted EBITDA--Transitional, Culinary Arts and Discontinued Operations (5) (8)	$(6,978)	$(20,670)	$(13,596)	$(30,827)	$(23,141)
Consolidated Adjusted EBITDA	$13,221	$8,915	$2,702	$(4,335)	$(11,802)

(1)

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance and that failure to report non-GAAP measures could result in a misplaced perception that the Company’s results have underperformed or exceeded expectations.

We believe adjusted EBITDA allows us to compare our current operating results with corresponding historical periods and with the operational performance of other companies in our industry because it does not give effect to potential differences caused by items we do not consider reflective of underlying operating performance. We also present adjusted EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of performance. In evaluating adjusted EBITDA, investors should be aware that in the future we may incur expenses similar to the adjustments presented above. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for net income (loss), operating income (loss), or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of our liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the company’s results of operations and the factors and trends affecting the company’s business.

Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.
(2)	Quarterly amounts relate to the University Group and Corporate.
(3)	Legal settlement amounts are net of insurance recoveries.
(4)	Unused space charges represent the net present value of remaining lease obligations less an estimated amount for sublease income as well as the subsequent accretion of these charges.
(5)

Management assesses results of operations for the University Group and Corporate separately from the Transitional Group and Culinary Arts. As a result, management views adjusted EBITDA from the University Group and Corporate separately from the remainder of the organization, to assess results and make decisions. Accordingly, the Transitional Group and Culinary Arts pre-tax income (losses) are added back to pre-tax income (loss) from continuing operations and subtracted from pre-tax loss from discontinued operations.

(6)	Quarterly amounts relate to the Transitional Group, Culinary Arts and discontinued operations.
(7)

Previously disclosed adjusted EBITDA included an adjustment related to revenue recognition as a result of a cumulative adjustment which was recorded during the fourth quarter of 2014. This adjustment was removed because all periods presented are now comparable in this regard and therefore management no longer views it as a material adjustment.

(8)	Quarterly adjusted EBITDA amounts for Culinary Arts separate from the Transitional Group and discontinued operations include:

	Q1 2016	Q4 2015 (7)	Q3 2015 (7)	Q2 2015 (7)	Q1 2015 (7)
Pre-tax income (loss)	$3,107	$(14,065)	$(33,171)	$(10,532)	$250
Depreciation and amortization	1,961	—	—	—	—
Legal settlements	—	—	—	—	775
Asset impairments	—	9,005	33,446	9,687	—
Unused space charges	1,543	191	209	(982)	(377)
Total	$6,611	$(4,869)	$484	$(1,827)	$648